UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2024

CRAWFORD UNITED CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	000-000147	34-0288470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10514 Dupont Avenue, Suite 200, Cleveland, Ohio	44108

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 243-2614

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into Material Definitive Agreement.

Effective August 30, 2024, Advanced Industrial Coatings LLC, a Delaware limited liability company (“AIC”), an indirect wholly-owned subsidiary of Crawford United Corporation (the “Company”), completed the acquisition (the “Transaction”) of substantially all the assets of Advanced Industrial Coatings, Inc. (“Seller”), a California corporation and specialist in fluoropolymers and other high-performance coatings solutions for the aerospace, semiconductor, medical, energy and other industrial sectors, pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) entered into as of August 30, 2024 by and among AIC and Seller.

AIC acquired the assets of the Seller on a debt-free basis in exchange for $3,914,913 in cash, subject to customary post-closing adjustments.

The Asset Purchase Agreement contains customary indemnification obligations of each party with respect to breaches of their respective representations, warranties and covenants, and certain other specified matters, which are subject to certain exceptions, terms and limitations described further in the Asset Purchase Agreement. The Asset Purchase Agreement contains certain customary post-closing covenants of the parties.

The parties to the Transaction have made customary representations, warranties and covenants in the Asset Purchase Agreement. The representations, warranties and covenants set forth in the Asset Purchase Agreement have been made only for the purposes of such agreement and were solely for the benefit of the parties to the Asset Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Asset Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Transaction, and not to provide investors with any other factual information regarding the parties or their respective businesses and should be read in conjunction with the disclosures in the Company's periodic reports and other filings with the Securities and Exchange Commission.

A copy of the Asset Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference. The foregoing description of the Asset Purchase Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement.

Item 7.01	Regulation FD Disclosure.

On September 3, 2024, the Company issued a press release announcing the Transaction. A copy of the Company’s press release is furnished as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Asset Purchase Agreement dated August 30, 2024, by and among the AIC and Seller.

99.1	Press Release dated September 3, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crawford United Corporation
(Registrant)

Date: September 3, 2024
	By:	/s/ Jeffrey J. Salay
	Name:	Jeffrey J. Salay
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Asset Purchase Agreement dated August 30, 2024, by and among AIC and Seller.

99.1	Press Release dated September 3, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).